Exhibit 10.15

JUMPTV.COM INC.

RESTRICTED SHARE PLAN

1.              Purpose of the Plan

1.1                               The purpose of the restricted share plan (the “Plan”) for employees and consultants of JumpTV.com Inc. (the “Corporation”) or of any of the Subsidiaries of the Corporation is to secure for the Corporation and its shareholders the benefit of an incentive to partake in share ownership by employees and consultants of the Corporation and its Subsidiaries, as the case may be.  For the purposes of the Plan, “Subsidiaries” shall mean (i) any legal entity of which the Corporation is the holder or the beneficial holder, at the time of the granting of the Restricted Shares, directly or indirectly, otherwise than by way of security only, of securities to which  are attached over 50% of the votes enabling it to elect the majority of the directors of such entity as well as any subsidiary of such legal entity, and (ii) any legal entity in which the Corporation or a subsidiary of the Corporation holds or beneficially holds at least 50% of the voting rights or in which it has a majority interest and of which the Corporation or a subsidiary of the Corporation manages the operations.

2.              Definitions

For the purposes of this Plan, the following terms shall have the following meanings:

“Award” means the Restricted Shares granted to an Eligible Participant under the Plan on an Award Date, evidenced by an Award Agreement and subject to the terms and conditions of the Plan and the Award Agreement;

“Award Agreement” means an agreement, substantially in the form of the agreement set out in Schedule 1 to this Plan, entered into by an Eligible Participant and the Corporation pursuant to which an Award is granted to the Eligible Participant in accordance with the Plan, and containing such additional terms and conditions not inconsistent with the Plan as the Board or the Committee shall deem desirable;

“Award Date” means the date on which an Award is granted, which date may be on or, if determined by the Board or the Committee at the time of grant, after the date that the Board or the Committee resolves to grant the Award;

“Board” means the board of directors of the Corporation;

“Change of Control” shall have the meaning set forth in Section 6.1;

“Committee” shall have the meaning set forth in Section 3;

“consultant” means, as defined in National Instrument 45-106 Prospectus and Registration Exemptions (or a successor instrument), for an issuer, a person other than an employee, executive officer, or director of the issuer or of a related entity of the issuer, that:

(i)                                     is engaged to provide services to the issuer or a related entity of the issuer, other than services provided in relation to a distribution;

(ii)                                  provides the services under a written contract with the issuer or a related entity of the issuer, and

(iii)                             spends or will spend a significant amount of time and attention on the affairs and business of the issuer or a related entity of the issuer and includes, for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner;

“Corporation” means JumpTV.com, Inc.;

“Exchange” means the stock exchange or quotation system on which the Corporation’s Shares are listed, if any;

“Eligible Participant” means any employee or consultant of the Corporation designated by the Board or the Committee as eligible to participate in the Plan;

“Insider” has the meaning ascribed thereto in the Securities Act (Ontario);

“JumpTV Market Value” means on any given date:

(i)                                     the closing price per share of the Shares on the Exchange on the business day next preceding such date;

(ii)                                  if there is no sale of the Shares on the Exchange at its close on such business day, then the last bid price per share of the Shares on the Exchange on such business day; or

(iii)                               if the Shares are not listed on a recognized stock exchange or quoted on the over-the-counter market, then the price per share per Class A Share determined by the Board in good faith;

“Plan” means the Restricted Share Plan of the Corporation;

“Restricted Share” means a restricted share granted under the Plan pursuant to a particular award agreement and “Restricted Shares” shall have a corresponding meaning;

“Restricted Share Holder” shall have the meaning set forth in Section 5.2;

“Shares” means the Class A shares of the Corporation or such other class of voting shares of the Corporation for which the Class A shares may hereafter be converted or exchanged;

“Subsidiaries” shall have the meaning set forth in Section 1;

“Vesting Date” shall have the meaning set forth in Section 5.3.

3.              Administration

The Plan shall be administered by the Corporation’s Board (the “Board”) or, if determined by the Board, by a compensation committee of the Board (the “Committee”).  The Board or the Committee shall have full and complete latitude to select those who are Eligible Participants, grant Awards under the Plan, interpret the Plan and to establish the rules and regulations applying to it and to make all other determinations it deems necessary or useful for the administration of the Plan, including without limiting the scope of the foregoing provided that such interpretations, rules, regulations and determinations shall be consistent with the relevant policy statements of the competent securities authorities and the rules of the Exchanges.

4.              Shares Subject to the Plan

The Shares subject to the Plan are the class A shares of the Corporation.  A maximum of 1,000,000 Restricted Shares may be awarded pursuant to the Plan.  The total number of Shares that may be issued pursuant to the vesting of an Award of Restricted Shares in accordance with the terms of the Plan shall not exceed 1,000,000 Shares, subject to the adjustment under Section 7.  All of the Shares which could have been issued pursuant to an Award which Award has been cancelled, expired, forfeited or terminated without having been exercised in full or settled in cash or Shares (treasury or purchased in the secondary market) of the Corporation shall not become reserved Shares for the purposes of Restricted Shares that may be subsequently awarded under the terms of the Plan.  No fractional Shares shall be issued under the Plan and all fractional interests shall be rounded up to the nearest whole number of Shares.

5.              Grant of Restricted Share Awards

5.1                               Grant of Awards

The Board or the Committee shall from time to time designate the Eligible Participants to whom a grant of Restricted Shares shall be made and shall determine the number of Restricted Shares granted under each Award.  The Board or the Committee shall further have discretion to establish at the time of grant, within the restrictions set forth in the Plan, the Award Date, the Vesting Date and other particulars applicable to an Award granted hereunder.

5.2                               Award Agreement

Upon the grant of an Award, the Corporation will deliver to the Eligible Participant selected to receive such Award an Award Agreement dated as of the Award Date, containing the terms of the Award and executed by the Corporation, and upon delivery to the Corporation of the Award Agreement executed by the Eligible Participant in question, the Eligible Participant in question will be a Restricted Share Holder under the Plan and, subject to vesting, have the right to receive the Shares (or, at the Corporation’s option, cash equal to the JumpTV Market Value of such Shares on the Vesting Date) on the terms set out in the Award Agreement and in the Plan.

5.3                               Vesting Date

The Vesting Date of an Award will be determined in accordance with the Board or the Committee instructions issued at the time of grant (the “Vesting Date”), and will be subject to the provisions of section 5.4 relating to expiry and to the Restricted Share Holder having been in active employment or consultancy, as applicable, throughout the intervening period from the Award Date.  Where a Restricted Share Holder fails to remain in active employment or consultancy for any period between the Award Date and the Vesting Date, that Vesting Date shall be extended by a period equal to the aggregate of those periods of inactive employment.

5.4                               Expiry of Awards

(a)          Unless otherwise determined by the Board or the Committee at or after the time of grant where vesting of an Award is subject to the attainment of performance objectives, such Award, or part thereof, shall expire on  the Vesting Date if such performance objectives have not been attained.

(b)         Any Award, whether or not subject to the attainment of performance objectives, shall expire immediately and be forfeited and be of no further force and effect on the date upon which the Restricted Share Holder ceases to be an employee or consultant, as the case may be, of the Corporation for any reason, unless otherwise determined by the Board or the Committee at or after the time of the grant.

5.5                               Non-Assignable

An Award will not be assignable; however, the Board or the Committee may determine at the time of grant or thereafter that any Restricted Share is assignable, to the extent permitted by applicable law, in whole or in part and in such circumstances and under such conditions as specified by the Board or the

Committee.  Notwithstanding the foregoing, in the case where a Restricted Share Holder dies his or her legal representative shall have the rights of such Restricted Share Holder under the Plan and the Award Agreement for a period of 90 days following the death of the Restricted Share Holder, following which, all Restricted Shares that have not vested shall terminate.

5.6                               No Implied Rights

A Restricted Share Holder will only have rights as a shareholder of the Corporation with respect to those of the Restricted Shares, if any, that the Restricted Share Holder has received upon vesting of an Award in accordance with its terms.

Nothing in this Plan or in any Award Agreement will confer or be construed as conferring on a Restricted Share Holder any right to remain as an employee or consultant of the Corporation, or an Eligible Participant the right to be granted Awards hereunder.

5.7                               Settlement of the Award

Unless an Award has expired in accordance with sections 5.4, the Corporation shall, as soon as practicable and within the time permitted by legislation after the Vesting Date:

(a)          issue from treasury the number of Shares represented by such vested Award and direct its transfer agent to issue a certificate in the name of the Restricted Share Holder of such vested Award (or, if deceased, his legal representative) which will be issued as fully paid and non-assessable Shares; or

(b)         purchase the number of Shares represented by such vested Award on the secondary market for delivery to the Restricted Share Holder of such vested Award (or, if deceased, his legal representative) provided that the vesting and settlement of such Award occurs on or before the date that is within three years from the end of the calendar year of the date of grant of such Award; or

(c)          unless the Award Agreement provides otherwise, pay to the Restricted Share Holder of such vested Award (or, if deceased, his legal representative), an amount in cash equal to the JumpTV Market Value on the Vesting Date of the Shares represented thereby provided that the vesting and settlement of such Award occurs on or before the date that is within three years from the end of the calendar year of the date of grant of such Award.

Whether an Award is settled in accordance with sections 5.7(a), (b) or (c) shall be at the entire discretion of the Corporation upon recommendation from the Compensation Committee, if any.

6.              Change of Control

6.1                               For the purposes of this section 6, “Change of Control” shall mean:

6.1.1                                             the acquisition by any person or entity, or any persons or entities acting jointly or in concert, whether directly or indirectly, of voting securities of the Corporation which together with all other voting securities of the Corporation held by such persons or entities, constitute, in the aggregate, fifty percent (50%) or more of the votes attached to all outstanding voting securities of the Corporation.

6.1.2                                             an amalgamation, arrangement or other form of business combination of the Corporation with another entity which results in the holders of voting securities of that other entity holding, in the aggregate, fifty percent (50%) or more of the votes attached to all outstanding voting securities of the entity resulting from the business combination; or

6.1.3                                             the sale, lease or exchange of all or substantially all of the property of the Corporation to another person or entity, other than in the ordinary course of business of the Corporation or any of its Subsidiaries.

6.2                               For greater certainty, the initial public offering of the Corporation’s shares shall not be construed as a “Change of Control” for the purposes of Section 6.1 above.

6.3                               There shall be no automatic vesting of unvested Restricted Shares held by a Participant in connection with a Change of Control unless otherwise agree in an employment or consulting agreement; however, the Board or the Committee shall have, in their sole discretion, the power to accelerate the time at which any or all Restricted Shares held by any or all Participants may vest or the time during which any Restricted Shares granted hereunder will become fully vested including, without limitation, in connection with a Change of Control.

6.4                               All unvested Restricted Shares held by a Participant shall vest immediately in the event that such Participant’s employment or consultancy is terminated at any time prior to the expiry date of such Restricted Shares by virtue of, or in connection with, a Change of Control, except in the case of termination for cause of such Eligible Participant’s employment or consultancy (in which case the Restricted Shares shall not vest).

7.              Effects of Alteration of Share Capital

In the event of any change in the number of outstanding Shares of the Corporation by reason of any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of Shares or other similar change, subject to the prior approval of the competent regulatory authorities, an equitable adjustment shall be made by the Board or the Committee in the maximum number or kind of Shares issuable under the Plan or subject to outstanding Restricted Shares.  Such adjustment will be definitive and mandatory for the purposes of the Plan.

8.              Amendment and Termination

8.1                               Subject to the requisite shareholder and regulatory approvals set forth under subparagraphs 8.1(a) and (b) below, the Board or the Committee may from time to time amend or revise the terms of the Plan or may discontinue the Plan at any time provided however that no amendment or revision may, without the consent of a Restricted Share Holder, in any manner adversely affect his or her rights under any Award, therefore granted under the Plan.

(a)          The Board or the Committee may, subject to receipt of requisite shareholder and regulatory approval, make the following amendments to the Plan:

(i)                                     any amendment to the number of securities issuable under the Plan, including an increase to a fixed maximum number of securities or a change from a fixed maximum number of securities to a fixed maximum percentage.  A change to a fixed maximum percentage which was previously approved by shareholders will not require additional shareholder approval; and

(ii)                                 any change to the definition of the Eligible Participants which would have the potential of broadening or increasing Insider participation.

(b)         The Board or the Committee may, subject to receipt of requisite regulatory approval, where required, in its sole discretion make all other amendments to the Plan that are not of the type contemplated in subparagraph 8.1(a) above including, without limitation:

(i)                                     amendments of a “housekeeping” nature;

(ii)                                  a change to the vesting provisions of a Restricted Share or the Plan;

(iii)                             a change to the termination provisions of a Restricted Share or the Plan which does not entail an extension beyond the original expiry date; and

(iv)                              amendments to comply with foreign laws.

(c)          Notwithstanding the provisions of subparagraph 8.1(b), the Corporation shall additionally obtain requisite shareholder approval in respect of amendments to the Plan that are contemplated pursuant to section subparagraph 8.1(b), to the extent such approval is required by any applicable laws or regulations.

8.2                               The shareholders’ approval of an amendment may be given by way of confirmation at the next meeting of shareholders after the amendment is made, provided that no Shares are issued pursuant to the amended terms prior thereto.

9.              General Provisions

9.1                               The Corporation’s obligation to grant Awards or issue Shares under the terms of the Plan is subject to all of the applicable laws, regulations or rules of any governmental regulatory agency or other competent authority in respect of the issuance or distribution of securities and to the rules of any stock exchange on which the Shares of the Corporation are listed or quoted for trading.  Each Restricted Share Holder shall agree to comply with such laws, regulations and rules and to provide to the Corporation any information or undertaking required to comply with such laws, regulations and rules.

9.2                               The participation in the Plan of an employee or consultant of the Corporation or any of its Subsidiaries shall be entirely optional and shall not be interpreted as conferring upon an employee or consultant of the Corporation or any of its subsidiaries any right or privilege whatsoever, except for the rights and privileges set out expressly in the Plan.  Neither the Plan nor any act that is done under the terms of the Plan shall be interpreted as restricting the right of the Corporation or any of its Subsidiaries to terminate the employment or consultancy, as applicable, of an employee or consultant at any time.  For the purposes of the Plan a Restricted Share Holder shall cease to be an employee or consultant of the Corporation on the date on which the Corporation gives the Restricted Share Holder notice of termination (or receives notice of resignation) employment or consultancy, as applicable.

9.3                               No employee or consultant of the Corporation or any of its Subsidiaries shall acquire the automatic right to be granted one or more Restricted Shares under the terms of the Plan by reason of any previous grant of Restricted Shares under the terms of the Plan.

9.4                               The Plan does not provide for any guarantee in respect of any loss or profit that may result from fluctuations in the price of the Shares.

9.5                               (i)            The Corporation and its Subsidiaries shall assume no responsibility as regards the tax consequences that participation in the Plan will have for an employee or consultant the Corporation or any of its Subsidiaries and such persons are urged to consult their own independent tax advisors in such regard.

(ii)         Eligible Participants are solely liable for any taxes or penalties which may be payable to Canada Revenue Agency under the Income Tax Act (Canada) or any other taxing authority in respect of the granting of Awards and the sale of such shares  acquired upon the vesting of an Award and the delivery of Shares or cash pursuant to an award is contingent upon satisfaction of applicable withholding requirements and applicable taxes may be withheld from any cash payment in settlement of an Award.

9.6                               The Plan and any Restricted Shares granted under the terms of the Plan shall be governed and interpreted according to the laws of the province of Ontario and the laws of Canada applicable thereto.

9.7                               The Plan shall be effective as of September 2, 2005.

JUMPTV.COM INC.

SCHEDULE 1

FORM OF AWARD AGREEMENT

RESTRICTED SHARE PLAN

This Award Agreement is entered into between JumpTV.com Inc. (the “Corporation”) and the Restricted Share Holder named below pursuant to the Restricted Share Plan of the Corporation (the “Plan”), a copy of which is attached hereto, and confirms that:

1.               on                                                     (the “Award Date”);

2.               ____________________________ (the “Restricted Share Holder”);

3.               was granted                                                           non-assignable Restricted Shares (the “Award”);

4.               [vesting of the Award shall be subject to the attainment of the following performance objectives];

[or]

[vesting of the Award will not be subject to the attainment of performance objectives]

5.               the Award shall vest at 5:00 p.m., eastern time                                (the “Vesting Date”) provided, however, that if you are not actively employed continuously from the Award Date to the Vesting Date, a later Vesting Date shall apply as set out in the Plan;

all on the terms and subject to the conditions set out in the Plan.

By signing this agreement, the Participant:

(i)                                     acknowledges that he or she has read and understands the Plan and that he or she will abide by its terms and conditions;

(ii)                                  agrees that a Restricted Share does not carry any voting rights;

(iii)                               recognizes that during the period between granting of an Award and the Vesting Date of the Award (or settlement thereof) the value of the Restricted Share may be subject to stock market fluctuations and the Corporation accepts no responsibility for any fluctuations in the value of an Award;

(iv)                              recognizes that, at the sole discretion of the Corporation, the Plan can be administered by a designee of the Corporation by virtue of paragraph 3 and any communication from or to the designee shall be deemed to be from or to the Corporation;

(v)                                 acknowledges that the Corporation and its subsidiaries assume no responsibility as regards to the tax consequences that participation in the Plan will have for the Participant and the Participant is urged to consult its own tax advisor in such regard; and

(vi)                              acknowledges that they are solely liable for any taxes or penalties which may be payable to Canada Revenue Agency under the Income Tax Act (Canada) or any other taxing authority in respect of the grant of an Award and the delivery of shares or cash pursuant to an Award is contingent upon satisfaction of applicable withholding requirements and applicable taxes may be withheld from any such payment in settlement of an Award.

I hereby DESIGNATE                                                          (PRINTED LETTERS) as my beneficiary, to receive any payments under the Plan in the event of my death provided, however, that if the above-named beneficiary predeceases me, such payments shall be made to my estate.

(This designation hereby revokes any designation previously made for the purpose of the Plan and can be revoked at any time by written notice to the Compensation & Benefits Department of the Corporation).

IN WITNESS WHEREOF the Corporation and the Restricted Share Holder have executed this Award Agreement as of                                                   .

JUMPTV.COM INC.

By:

Name of Restricted Share Holder

Signature of Restricted Share Holder	Witness